UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 29, 2020
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))
☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2020 Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. (the “Company”) held on April 23, 2020 (the “2020 Annual Meeting”), the following matters were considered and acted upon with the results indicated below.

Proposal One - Election of Directors

The following individuals were elected as directors to serve until the 2023Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Nominees	For	Withheld	Broker Non-Votes
Mark Bye	26,829,610	231,943	1,040,864
Jeffrey Keenan	26,622,039	439,514	1,040,864
Marco Levi	26,848,614	212,939	1,040,864

Proposal Two - Ratification of the Selection of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020	27,548,897	474,473	79,047	—

Proposal Three - Non-Binding Advisory Vote to Approve Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Shareholders vote, on an advisory basis, to approve the compensation paid to Named Executive Officers (“say-on-pay” vote)	26,244,091	665,759	151,703	1,040,864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Ricardo Nunez
Ricardo Nunez
Executive Vice President, General Counsel and
Corporate Secretary

Dated: April 29, 2020